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                                                                   EXHIBIT 21.1



SUBSIDIARY OF THE REGISTRANT.

        Coulter Pharma Belgium, SA, a Belgian limited liability company, was incorporated June 7, 1996. Its registered office is at:

                        Place Croix du Sud 5
                        Batiment Carnoy C 461
                        1348 Louvain-la-Neuva